Exhibit 32.1


                                  CERTIFICATION

                 Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Decorize, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Stephen R. Crowder
--------------------------------------------
Stephen R. Crowder
President and Chief Executive Officer
May 14, 2004